Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this post-effective Amendment No. 1 on Form S-8 to the Registration Statement on Form F-4 (No. 333-199096) of International Game Technology PLC of our report dated October 1, 2014, with respect to the consolidated financial statements of GTECH S.p.A. included in the Registration Statement (Form F-4 No. 333-199096) and related Prospectus of Georgia Worldwide PLC (now International Game Technology PLC) filed with the Securities and Exchange Commission on January 2, 2015.

/s/ Reconta Ernst & Young S.p.A.

Rome, Italy
April 6, 2015

Reconta Ernst & Young S.p.A.

Sede Legale: 00198 Roma - Via Po, 32

Capitale Sociale € 1.402.500,00 i.v.

Iscritta alla S.O. del Registro delle Imprese presso la C.C.I.A.A. di Roma

Codice fiscale e numero di iscrizione 00434000584

P.IVA 00891231003

Iscritta all’Albo Revisori Contabili al n. 70945 Pubblicato sulla G.U. Suppl. 13 - IV Serie Speciale del 17/2/1998

Iscritta all’Albo Speciale delle società di revisione

Consob al progressivo n. 2 delibera n.10831 del 16/7/1997

A member firm of Ernst & Young Global Limited